Exhibit 10.14

Non-Competition Agreement

This Non-Competition Agreement is made and entered into as of June 30, 2017, between Zhengyu Wang (“Party A”) and Yefang Zhang (“Party B”), Tantech Holdings Ltd. (“Tantech”), and Farmmi, Inc. (“Farmmi”). Tantech and Farmmi act as the third-Party beneficiaries to have the right power to enforce this Agreement.

WHEREAS, Party A and Party B share beneficial ownership of, and voting and investment power over, the shares of Tantech and Farmmi;

WHEREAS, Tantech manufactures and sells bamboo-based charcoal products both in and outside of China (“Tantech’s business”); and

WHEREAS, Farmmi processes and sells agricultural food products, such as edible fungi both in and outside of China (“Farmmi’s business”).

NOW, THEREFORE, the Parties hereby agree as follows:

1. Party A and Party B shall not, in their capacity as a shareholder, beneficial owner, director and/or officer of Tantech, vote in favor or otherwise directly or indirectly cause or approve Tantech to engage in Farmmi’s business, and shall vote against or disapprove Tantech to engage in Farmmi’s business.

2. Party A and Party B shall not, in their capacity as a shareholder, beneficial owner, director and/or officer of Farmmi, vote in favor or otherwise directly or indirectly cause or approve Farmmi to engage in Tantech’s business, and shall vote against or disapprove Farmmi to engage in Tantech’s business.

3. This Agreement is effective since the date written above. This Agreement terminates when Farmmi ceases its application procedure to be listed on any stock exchange, or when Farmmi and Tantech are both no longer listed on any stock exchange in the United States.

4. This Agreement constitutes the full and entire understanding and agreement between and among the Parties with regard to the subject matter hereof. Any term of this Agreement may be amended only with the written consent of each Party. As to Farmmi and Tantech, such written consent will require the approval of a majority of each of Tantech’s and Farmmi’s Board of Directors; provided, however, that each of Party A and Party B shall recuse themselves from such votes.

5. This Agreement is governed by PRC law.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date written above.

Party A: Zhengyu Wang

Signature:

Party B: Yefang Zhang

Signature:

Tantech Holdings Ltd.

By:
CEO: Zhengyu Wang

Farmmi, Inc.

By:
CEO: Yefang Zhang